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                                                                   Exhibit 10.13


                FIFTH AMENDMENT TO DEVELOPMENT AND LOAN AGREEMENT
                                     BETWEEN
                  THE DRY CREEK RANCHERIA BAND OF POMO INDIANS
                                       AND
                              DRY CREEK CASINO, LLC


         This Fifth Amendment to the Development and Loan Agreement ("Fifth Amendment") is made and entered into this 9th day of October, 2003, by and between the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the "Tribe"), and Dry Creek Casino, LLC, a Texas limited liability company ("Developer," and together with the Tribe, the "Parties"). Each capitalized term used in this Fifth Amendment and not otherwise defined herein shall have the meaning ascribed to it in the Development and Loan Agreement between the Parties dated August 26, 2001 (the "Agreement"), as amended by the Amendment to Development and Loan Agreement dated April 29, 2002 (the "First Amendment"), as further amended by the Second Amendment to Development and Loan Agreement dated February 19, 2003 (the "Second Amendment"), as further amended by the Third Amendment to Development and Loan Agreement dated May 29, 2003 (the "Third Amendment"), and as further amended by the Fourth Amendment to Development and Loan Agreement dated October , 2003 (the "Fourth Amendment"). The First Amendment, Second Amendment, Third Amendment, and Fourth Amendment are collectively referred to as the "Prior Amendments."

         WHEREAS, the Parties executed the Agreement on August 26, 2001;

         WHEREAS, subsequent to the execution of the Agreement, the Parties on four occasions determined that the Agreement should be revised to reflect changed circumstances and executed the Prior Amendments; and

         WHEREAS, the Tribe and Developer have agreed to modify the terms of the Agreement in order to modify the terms of the Buy-Out Option.

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Parties hereby agree to the following amendments to the Agreement, as amended by the Prior Amendments:


         (1) The definition of "Tribal Draw" set forth in the Agreement shall be deleted and replaced with the following:

                  "Tribal Draw" means an amount of up to $500,000 (depending on availability) of Net Revenues to be drawn by the Tribe each month in accordance with Section 2.11 (a).

         (2) The first sentence of Section 6.9 a. of the Agreement shall be deleted and replaced with the following:

                  "Following the end of the third full year of the Credit Enhancement Term, or at any time in the event of a final judgment or good faith settlement in any action based on a Third-Party Dispute pursuant to which Tribe is required to grant any third party any Net Revenue participation rights in any gaming operation on the Reservation, Tribe may terminate this Agreement with Developer, or it shall be deemed to do so as provided in


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         Section 2.3 ("Buy-Out Option"), by paying, and it shall be obligated to pay (1) all amounts outstanding with respect to the Financing, including amounts owed to the Lender with respect to the Loan and the outstanding balance owing by Tribe to Developer under this Agreement, including outstanding Development Advances and accrued interest, and
         (2) an amount equal to the "Base Price" as defined below, adjusted, if at all, as set forth in subparagraph d (the "Buy-Out Fee"). The Base Price shall be determined by multiplying the average monthly Credit Enhancement Fee earned during the 12-month period immediately preceding the month in which the Buy-Out Option is exercised, adjusted as set forth in subparagraph d below, by the number of months (including partial months) remaining in the Credit Enhancement Term ("Month Multiplier")."

         (3) Section 6.9 c. of the Agreement shall be deleted and replaced with the following:

                  "c. In the event the Buy-Out Option is exercised prior to the end of the third full year of operations during the Credit Enhancement Term, the Buy-Out Fee (subject to the adjustment provided in subparagraph d below) shall be computed following the completion of the third full year of operations of the Project or any successor to the Project to reflect the increased amount, if any, which would have been due if the Base Fee had been calculated on the basis of operating results for the Project or any successor Project during said third year."

         (4) Section 6.9 d. of the Agreement shall be deleted and replaced with the following:

                  "d. Notwithstanding anything in this Section 6.9 to the contrary, if the amount of the Financing that is actually funded exceeds $5,500,000, the Credit Enhancement Fee shall be increased by multiplying it by 100% plus any percentage by which the Gross Revenues for the immediately preceding 12-month period ("Base Period") have increased when compared to the 12-month period immediately preceding the Base Period (which total percentage multiplier shall be referred to as the "Adjustment Multiplier"), provided that if the Buy-Out Option is exercised before the end of the third full year of the Credit Enhancement Term, the Adjustment Multiplier shall be deemed to be 120%, and provided further that the Adjustment Multiplier shall not exceed 120% under any circumstances."

         (5) Miscellaneous.

         (a) Authority. The Tribe represents and warrants that it has taken all action required by the Tribe's laws, its Articles of Association and the laws of the United States and all other applicable laws to authorize the execution, delivery and performance of this Fifth Amendment.

         (b) Agreement, and Prior Amendments Otherwise Not Affected. Except as expressly amended hereto, the Agreement and the Prior Amendments shall remain unchanged and in full force and effect (including, without limitation, Sections
5.3 and 5.4 of the Agreement, which is applicable to this Fifth Amendment) and is hereby ratified and confirmed in all respects.

         (c) Reference Within the Agreement. Each reference in the Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or other words of like import, shall mean and be a reference to the Agreement as amended by the Prior Amendments, and this Fifth Amendment. For the avoidance of doubt, this shall include, without limitation, Sections 5.3 and 5.4 of the Agreement.


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         (d) Compete Agreement Amendments. This Fifth Amendment together with the Agreement and the Prior Amendments and any attachments thereto (including the schedules, exhibits and annexes hereto and thereto), and the documents delivered pursuant to the Agreement, the Prior Amendments, and this Fifth Amendment constitute the entire agreement and understanding among the parties and supersede any prior written agreement and understanding relating to the subject matter thereto. This Fifth Amendment may not be modified, amended or otherwise altered except in accordance with the terms of the Agreement.

         (e) Reformation and Severability. In case any provision of this Fifth Amendment shall be invalid, illegal, unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such revision shall be severed from this Fifth Amendment and in either case the validity, legality, and enforceability of the remaining provisions of this Fifth Amendment shall not be in any way affected or impaired hereby.

         (f) Counterparts. This Fifth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         (g) Additional Representations and Warranties.

              (i) Both Parties represent and warrant that neither party has made any representations to the other party concerning the matters addressed in the Agreement, the Prior Amendments, and this Fifth Amendment, except as expressly set forth in such documents.

              (ii) Both Parties represent and warrant that neither party has relied upon any statements not expressly set forth in the Agreement, the Prior Amendments, and this Fifth Amendment, in entering into this Fifth Amendment.

              (iii) Both Parties represent and warrant that they have entered into this Fifth Amendment on their own free will, without compulsion or duress, and after consultation with their legal counsel.


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         IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment as of this ___ of October, 2003, effective as of the date first written above.

THE DRY CREEK RANCHERIA BAND
OF POMO INDIANS, a federally-recognized
Indian tribe


         By: /s/ Elizabeth Elgin DeRouen
             ---------------------------
            Elizabeth Elgin DeRouen
            Chairperson


DRY CREEK CASINO, LLC, a Texas limited
liability company


         By:
             ---------------------------
             H. Thomas Winn
             Manager


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         IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment as of this 9th day of October, 2003, effective as of the date first written above.

THE DRY CREEK RANCHERIA BAND
OF POMO INDIANS, a federally-recognized
Indian tribe


         By:
             ---------------------------
             Elizabeth Elgin DeRouen
             Chairperson


DRY CREEK CASINO, LLC, a Texas limited
liability company


         By: /s/ H. Thomas Winn
             ---------------------------
             H. Thomas Winn
             Manager